Exhibit 99.1

www.avanex.com

For immediate release

Avanex announces quarterly revenue of $5.4 million and Improved Operating Performance

FREMONT, Calif. (April 30, 2003)—Avanex Corporation (Nasdaq: AVNX), pioneer of intelligent optical solutions that enable next-generation optical networks, today reported results for its third fiscal quarter, which ended March 31, 2003.

Net revenues for the quarter ended March 31, 2003 were $5.4 million, an increase of $0.1 million over the company’s revenues of $5.3 million for the prior quarter ended December 31, 2002. Net revenue for the quarter ended March 31, 2003 decreased $4.8 million from $10.2 million in the prior year quarter ended March 31, 2002. The company reported a net loss of $10.4 million, or $0.15 per share, for the quarter ended March 31, 2003, compared to a net loss of $15.9 million, or $0.23 per share, for the quarter ended December 31, 2002 and a net loss of $30.1 million, or $0.45 per share, for the quarter ended March 31, 2002.

Walter Alessandrini, Chairman, President and Chief Executive Officer of Avanex, commented, “It is clear to us that this industry has great potential for long term growth. In anticipation of the inevitable upswing, and in order to be in a strong position to maximize our opportunities going forward, during the latest quarter we continued to develop new products, expanded our customer list, and transitioned more manufacturing offshore.”

“In the March quarter, we further reduced operating expenses and improved our bottom line results from the previous quarter through the aggressive implementation of cost saving initiatives,” noted Alessandrini. “We remain committed to drive down costs through increased use of contract manufacturing and the realization of internal synergies.”

“In terms of our product strategy and vision, we are focusing on developing integrated subsystems for our customers. These products move us up the value chain and improve our competitive position in the marketplace. We expect our portfolio of optical subsystem products and solutions to become a greater part of our business as we evolve our product focus into increasingly integrated solutions.”

Alessandrini concluded, “Avanex has successful product lines, a broader suite of intelligent photonic solutions, and strong customer relationships with leading systems integrators and service providers. In addition, the company has a solid financial position with over $143 million in cash and investments. We believe these assets put us in a leading position going forward to become a stronger contributor to helping system integrators and carriers reach their goals to unleash the power of the optical layer in telecommunications.”

Corporate Headquarters

40919 Encyclopedia Circle, Fremont, CA 94538 USA • Telephone 510-897-4188 Fax 510-897-4189

Conference Call

Avanex will host a conference call today, April 30, 2003, at 4:30 p.m. EDT. The number for the conference call is 888-396-9923. The password is “Photonics.” A replay of the conference call will be available through May 7, 2003, at 402-998-0532.

About Avanex

Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex’s photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness as compared to current alternatives.

Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. To learn more about Avanex, visit our Web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding cost reduction measures, new product and technology initiatives, new project designs, our competitive position, and prevailing and anticipated improvements in market conditions. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, any slowdown or deferral of new orders for our products, higher than anticipated expenses the Company may incur in future quarters or the inability to identify expenses which can be eliminated, and the impact of the Company’s restructuring on its ability to achieve increased efficiencies in its operations. In addition, please refer to the risk factors contained in the Company’s SEC filings including the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 7, 2003.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Mark Weinswig Phone: 510-897-4344 Fax: 510-897-4345 e-mail: mark_weinswig@avanex.com	Media Tony Florence Phone: 510-897-4162 Fax: 510-979-0198 e-mail: tony_florence@avanex.com

AVANEX CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002
Net revenue	$5,400	$10,185	$15,952	$25,660
Cost of revenue	6,698	7,182	24,005	21,614
Stock compensation expense (recovery)	13	137	(207)	21

Gross profit (loss)	(1,311)	2,866	(7,846)	4,025

Operating expenses:
Research and development	3,031	6,087	13,104	17,819
Sales and marketing	1,859	1,698	4,673	4,729
General and administrative	2,445	2,151	7,196	5,660
Stock compensation expense (recovery)	(2,358)	4,194	(444)	14,789
Acquired in-process research and development	—	—	—	5,445
Amortization of intangibles	—	2,632	200	7,870
Reduction in long-lived assets	—	—	1,548	—
Restructuring charges	4,750	17,116	22,482	16,665
Merger cost	—	—	4,126	—

Total operating expenses	9,727	33,878	52,885	72,977

Loss from operations	(11,038)	(31,012)	(60,731)	(68,952)
Other income, net	635	896	1,925	3,700

Loss before cumulative effect of an accounting change	(10,403)	(30,116)	(58,806)	(65,252)
Cumulative effect of an accounting change to adopt SFAS 142	—	—	(37,500)	—

Net loss	$(10,403)	$(30,116)	$(96,306)	$(65,252)

Loss per share before cumulative effect of an accounting change	$(0.15)	$(0.45)	$(0.86)	$(1.02)
Cumulative per share effect of an accounting change to adopt SFAS 142	—	—	(0.55)	—

Basic and diluted net loss per common share	$(0.15)	$(0.45)	$(1.41)	$(1.02)

Weighted average shares used in computing basic and diluted net loss per common share	68,840	66,583	68,121	63,863

Calculation of net loss excluding certain items:
Net loss per above	$(10,403)	$(30,116)	$(96,306)	$(65,252)
Cost of revenue items:
Provision for excess inventory	290	1,028	4,142	3,943
Settlement of non-cancelable purchase commitment	—	—	—	(590)
Utilization of excess inventory previously written off	(1,066)	(2,186)	(2,998)	(3,446)
Stock compensation expense (recovery)	13	137	(207)	21

	(763)	(1,021)	937	(72)
Other items:
Stock compensation expense (recovery)	(2,358)	4,194	(444)	14,789
Acquired in-process research and development	—	—	—	5,445
Amortization of intangibles	—	2,632	200	7,870
Reduction in long-lived assets	—	—	1,548	—
Merger cost	—	—	4,126	—
Utilization in R&D of excess inventory previously written off	(91)	(292)	(207)	(292)
Restructuring charges	4,750	17,116	22,482	16,665
Cumulative effect of an accounting change to adopt SFAS 142	—	—	37,500	—

	2,301	23,650	65,205	44,477

Net loss excluding certain items	$(8,865)	$(7,487)	$(30,164)	$(20,847)

Basic and diluted net loss per common share	$(0.13)	$(0.11)	$(0.44)	$(0.33)

AVANEX CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2003	June 30, 2002
Assets
Current assets:
Cash and cash equivalents	$30,675	$29,739
Short-term investments	71,700	106,346
Accounts receivable, net	1,892	4,855
Inventories	3,980	6,515
Other current assets	1,179	801

Total current assets	109,426	148,256
Long-term investments	41,353	40,984
Property and equipment, net	7,535	18,872
Intangibles, net	—	1,477
Goodwill	—	37,500
Other assets	593	3,308

Total assets	$158,907	$250,397

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$2,842	$6,035
Accounts payable	3,590	2,539
Current portion of restructuring accruals	6,380	4,349
Other accrued expenses	2,338	4,618
Warranty	3,304	3,842
Current portion of long-term obligations	4,469	5,020
Accrued compensation and related expenses	2,418	2,942

Total current liabilities	25,341	29,345
Restructuring accruals	27,972	16,689
Long-term obligations	3,265	6,365

Total liabilities	56,578	52,399

Stockholders’ equity:
Common stock	69	69
Additional paid-in capital	483,846	495,288
Notes receivable from stockholders	—	(1,265)
Deferred compensation	(1,185)	(11,999)
Accumulated deficit	(380,401)	(284,095)

Total stockholders’ equity	102,329	197,998

Total liabilities and stockholders’ equity	$158,907	$250,397